SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 4, 2007

BUCKHEAD COMMUNITY BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Georgia	333-144138	58-2265980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 East Paces Ferry Road, Atlanta, Georgia		30305
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (404) 504-2548

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On March 1, 2007, an Agreement and Plan of Reorganization (the “Agreement”) was entered into by and among Buckhead Community Bancorp, Inc., a Georgia corporation (the “Company”), The Buckhead Community Bank, a Georgia banking corporation and the wholly-owned subsidiary of the Company (the “Bank”), Allied Bancshares, Inc., a Georgia corporation (“Allied”), and First National Bank of Forsyth County, a federally-chartered banking association and the wholly-owned subsidiary of Allied (“FNB Forsyth”). This Agreement provided for a merger whereby Allied would be merged with and into the Company and FNB Forsyth would be merged with and into the Bank (the “Merger”) The Agreement is incorporated herein by reference into this Item 2.01. The Merger was approved by the shareholders of Allied at a special meeting of shareholders held on November 29, 2007.

Following the resolution of all conditions set forth in the Agreement, the Merger was completed and effective as of 5:00 p.m. Eastern Standard Time on December 4, 2007.

In consideration for the Merger, each share of Allied was converted into the right to receive either (i) $30.00 in cash, (ii) 1.2 shares of the Company’s common stock, or (iii) some combination of (i) and (ii). Under the terms of the Agreement, elections by the former shareholders of Allied to receive cash for their shares are subject to adjustment so that no more than $13.375 million in cash is paid to former Allied shareholders in connection with the Merger. The Company expects to issue up to 2,178,172 shares of its common stock to the former shareholders of Allied in connection with the merger.

Because the Federal Reserve prohibits the use of short-term debt to fund acquisitions, and the Company has determined it would be in the best interests of all shareholders to fund the cash portion of the merger consideration in excess of the Company’s cash on hand or other readily available, liquid funds with equity rather than by incurring long-term debt, the Company has entered into an agreement with one of its directors, R. Charles Loudermilk, Sr., who has agreed to purchase sufficient shares of the Company’s common stock to provide the Company with sufficient funds to satisfy the cash consideration due to former Allied shareholders as a result of the Merger in the event that the total cash consideration due former Allied shareholders exceeds the Company’s cash on hand or other readily available, liquid funds. The ultimate number of shares purchased by Mr. Loudermilk under his agreement with the Company will be contingent upon the consideration elections made by the former shareholders of Allied as well as the effect thereon of the allocation and proration procedures under the terms of the Agreement.

The forgoing summary of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which was filed as Exhibit 2.1 of Amendment No. 1 to the Company’s Registration Statement on Form S-4, as filed on September 14, 2007, and is incorporated herein by reference.

Item 5.02	Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2007, in connection with the Company’s merger with Allied and pursuant to the terms of the Agreement, Andrew K. Walker (55) and Jackson P. Turner (82) have been appointed to the Company’s Board of Directors to serve until the 2008 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. Messrs. Walker and Turner were both organizers of Allied, and each had served on Allied’s board from inception until the consummation of the Merger described above. Mr. Walker had also been the President and Chief Executive Officer of Allied until the consummation of the Merger. Mr. Turner is Mr. Walker’s father-in-law. At this time, it is anticipated that Mr. Walker will serve on the Loan and Asset/Liability committees of the Company and the Bank, and that Mr. Turner will serve on the Audit committees of the Company and the Bank.

Mr. Turner also serves as the Chairman of Alliance Bancshares, Inc. and Alliance National Bank, Dalton, Georgia. Mr. Walker is also a director of Alliance Bancshares, Inc. and Alliance National Bank, and also serves on the Board of Directors of the Bank of Ellijay, a Georgia state bank located in Ellijay, Georgia.

In connection with the acquisition of Allied by the Company and the subsequent merger of FNB Forsyth with and into the Bank, the Bank has entered into an employment agreement with Mr. Walker (the “Employment Agreement”), whereby Mr. Walker is to serve as the regional President of the Bank’s branches in Forsyth and Hall Counties, Georgia, and any other market areas designated by the Chief Executive Officer of the Bank from time to time.

Pursuant to the Employment Agreement, which provides for an initial two (2) year term subject to annual renew thereafter, Mr. Walker will serve as the Regional President of the Bank for branches in Forsyth and Hall Counties, Georgia, and any other market areas as may be designated by the Chief Executive Officer of the Bank. Mr. Walker will be entitled to an annual base salary of $200,000, subject to annual review by the Bank’s Chief Executive Officer. Mr. Walker shall also be entitled to such additional incentive compensation, if any, as determined by the Bank pursuant to any incentive compensation program as may be adopted by the Bank from time to time. Mr. Walker will be eligible for such equity incentives as may be determined by the Board of Directors of the Bank. The Employment Agreement also contains non-competition and non-solicitation provisions which, during the term of the Employment Agreement and for a period of twelve (12) months after the termination of the Employment Agreement, provide that Mr. Walker shall not compete with the Bank in the geographic area served by the Bank or attempt to solicit, divert or appropriate any customers or employees of the Bank for any competing business. In the event of a change of control of the Company or the Bank, if Mr. Walker is terminated without cause or the Bank takes certain actions with respect to Mr. Walker within twelve (12) months following the change of control, Mr. Walker will be entitled to a lump sum payment equal to his then current base salary plus the average of any annual bonuses paid under the terms of his agreement over the previous three years.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement filed as an exhibit hereto.

The Bank extends loans from time to time to the Company’s and the Bank’s directors, their associates and members of the immediate families of the directors and executive officers of the Company and the Bank. These loans are made in compliance with applicable laws and regulations and in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or the Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features.

Item 9.01	Financial Statements and Exhibits

(a) Financial statements of businesses acquired and (b) Pro Forma Financial Information.

The pro forma financial information required by Items 9.01(a) and 9.01(b) will be filed by amendment as soon as practicable within the time period specified in Items 9.01(a)(4) and 9.01(b)(2) of Form 8-K.

Exhibits.

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Reorganization by and among Allied Bancshares, Inc., First National Bank of Forsyth County, Buckhead Community Bancorp, Inc. and The Buckhead Community Bank dated March 1, 2007.[1]

10.6	Employment Agreement by and between The Buckhead Community Bank and Andrew K. Walker, dated December 1, 2007.

[1]

Incorporated by reference to the Amendment No. 1 to the Registration Statement on Form S-4 of Buckhead Community Bancorp, Inc., as filed with the Securities and Exchange Commission on September 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKHEAD COMMUNITY BANCORP, INC.

Dated: December 7, 2007	By:	/s/ Marvin Cosgray
Marvin Cosgray
Chief Executive Officer